                                                   Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                                   Form S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                             M.D.C. HOLDINGS, INC.
                             ---------------------
              (Exact Name of issuer as specified in its charter)

               DELAWARE                               84-0622967
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    (State of Incorporation)              (I.R.S. Employer Identification No.)

3600 S. Yosemite Street, Suite 900, Denver, Colorado                  80237
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(Address of Principal Executive Offices)                            (Zip Code)

                       M.D.C. HOLDINGS, INC. 401(k) SAVINGS PLAN

                                 (Full Title of the Plan)

                              Daniel S. Japha, Esq.
                   Secretary and General Counsel - Corporate
                               M.D.C. Holdings, Inc.
                               3600 S. Yosemite Street
                                      Suite 900
                               Denver, Colorado 80237
                                    (303) 773-1100
                                    --------------
                           (Name, address and telephone
                            number of agent for service)

                        CALCULATION OF REGISTRATION FEE

     Title of       Maximum Aggregate    Proposed Maximum       Proposed          Amount of
Securities to be    No. of Shares to      Offering Price    Maximum Aggregate    Registration
Registered          be Registered          Per Share(1)     Offering Price (1)       Fee
----------------    -----------------    ----------------   ------------------   ------------
Common Stock,
$.01 Par Value        1,500,000(2)             $8.625           $12,750,000        $3,920.45

(1) The shares registered hereunder are to be offered at an offering price not presently determinable. Pursuant to Rule 457(c), the offering price is estimated solely for the purposes of calculating the registration fee and is based on the average of the high and low prices of the Company's common stock reported on the New York Stock Exchange on February 19, 1997.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration also covers an indeterminate number of shares to be offered or sold pursuant to the employee benefit plan described above.

                                   This document constitutes part
                                   of a prospectus covering securities
                                   that have been registered under
                                   the Securities Act of 1933.

                    M.D.C. HOLDINGS, INC. 401(k) SAVINGS PLAN
                                   Prospectus
                                February 21, 1997

                            GENERAL PLAN INFORMATION

     This Prospectus contains information about the M.D.C. Holdings, Inc. 401(k) Savings Plan (the "Plan"). A Registration Statement on Form S-8 with respect to the securities covered hereby has been filed by M.D.C. Holdings, Inc. (the "Company") under the Securities Act of 1933. This Prospectus covers the issuance, purchase and sale of shares of common stock, $.01 par value, of the Company ("MDC Stock") under the Plan. The purposes of the Plan are to enable eligible employees to share in the risks and potential rewards of owning the Company's stock and to gain a measure of economic security for retirement.

     Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan. While an effort has been made to describe the complicated provisions of the Plan accurately, if any conflict exists between this Prospectus and the Plan documents, the official Plan documents will always be followed in the actual determination of an employee's benefits.

     The Plan is a qualified plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                               ELIGIBLE EMPLOYEES

     To be eligible to participate in the Plan, a person must be 21 years of age and have 12 months of service (in which such person worked at least 1,000 hours). Persons not eligible to participate in the Plan are (1) employees covered by any collective bargaining agreement with the Company; (2) persons who are not citizens or resident aliens of the United States and who receive no earned income within the meaning of Section 911(d)(2) of the Code from the Company that constitutes income from sources within the United States within the meaning of Section 861(a)(3) of the Code, or (3) any leased employee within the meaning of Section 414(n) of the Code.

     An eligible employee may participate in the Plan as of any January 1, April 1, July 1 or October 1 following the date on which the person becomes an eligible employee. An eligible employee may join the Plan by filing an enrollment form, including a Salary Deferral Agreement provided by the Plan Administrator that:

     - directs that a permitted portion of the Participant's Compensation shall be allocated as a contribution under the Plan;

     - designates an amount of the Participant's Before-Tax Contribution, if any; and

     - specifies how employee contributions and employer contributions, if any, should be invested.

     The employee may name beneficiaries to receive benefits payable upon the death of the employee. The employee must receive the consent of the employee's surviving spouse to designate any beneficiary other than, or in addition to, the spouse. If no beneficiary is named, the Participant's surviving spouse will receive all benefits payable under the Plan.

                                  CONTRIBUTIONS

     A Participant may contribute any whole percentage, of not more than 15% of the Participant's Compensation per pay period as a Before-Tax Contribution, subject to certain limitations set forth in the Plan. The sum of Before-Tax Contributions to the Plan or another plan with a deferred arrangement may not exceed $9,500.00 in calendar year 1997. This amount may be adjusted by the Secretary of the Treasury pursuant to Section 402(g) of the Code.

     Effective as of the first day of January, April, July or October, a Participant may elect to change the Participant's rate of Before-Tax Contributions. An election to change the Participant's rate of Contributions shall be effective with the first day of the payroll period beginning coincident with or after the applicable date. An employee must give the Plan Administrator 15 days' advance notice before a change in the rate of Contribution is to be effective in accordance with such advance notice requirements as may be established from time to time by the Plan Administrator. A Participant may elect to suspend all Before-Tax Contributions at any time by notifying the Plan Administrator. Such suspension period may extend indefinitely. Contributions may be resumed on the January 1, April 1, July 1 or October 1 following the expiration of the suspension period.

     The Company may make a Discretionary Matching Contribution based on the amount contributed by the employee as an Elective Deferral Contribution. However, the amount of contribution may vary from year to year. The Company may make all or a portion of Discretionary Matching Contributions in the form of shares of MDC common stock. In order for an employee to participate in the Discretionary Matching Contribution, the employee must be a Participant in the Plan on the last day of the Plan year.

     The Plan Administrator may authorize the Trustee to accept "rollover contributions" from eligible employees. A direct rollover is a voluntary, direct transfer of assets to the Plan from another qualified retirement plan that is nontaxable under the Code. Contributions from a retirement plan established by a former employer may be rolled over to a Participant's account under the Plan either directly or through an individual retirement account, subject to certain limitations established in the Plan.

     Participants will receive quarterly reports describing the activity in their accounts for the preceding quarter as well as their account balances at the end of each quarter. In addition, after initiating a transaction on the Company's AnswerLine, Participant's will receive a transaction confirmation statement.

                               INVESTMENT OF FUNDS

     Contributions to the Plan may be invested by a Participant in whole percentages in any one or more of the following:

                    MDC Common Stock Fund
                    Guaranteed Long Term Account
                    Guaranteed Short Term Account
                    Balanced Fund Account
                    Stock Market Index Account
                    Income and Growth Account
                    Growth Opportunities Account

     A Participant may change the Participant's investment directions for contributions and any employer contributions at any time by contacting the Company's AnswerLine. A change in investment directions shall be effective immediately following the investment direction change.

     The Company's AnswerLine Service allows a Participant to make changes to retirement investments, obtain information on a Participant's Account and model and request a loan. The AnswerLine Service permits the Participant to change the way future contributions are invested, transfer dollars already in the Participant's Account among available investment funds and obtain immediate access to information about a retirement savings account. In addition, a Participant may use the AnswerLine to initiate a loan transaction by creating various loan repayment models based on the amount to be borrowed and the term of the loan. Written confirmation of each transaction will be transmitted directly to the Participant once the transaction has been processed.

                                  TAX EFFECTS

INTRODUCTION

     The following summary of the principal federal income tax consequences of participation in the Plan for the typical Participant is based on the pertinent provisions of the Code, the applicable Treasury Regulations ("Regulations"), and judicial and administrative interpretations of the Code and Regulations. Each Participant should be aware that the Code, Regulations and such interpretations are subject to change and that such changes may be applied retroactively. The following is a discussion of the major federal income tax consequences of participation in the Plan for the typical Plan Participant. The discussion does not cover foreign, state, local or other tax consequences of participation in the Plan. Moreover, the tax effects of participation in the Plan may vary depending on the facts and circumstances pertaining to each Participant. Each Participant should consult the Participant's own tax advisor concerning the tax consequences of participation in the Plan to the Participant.

CONTRIBUTIONS TO THE PLAN

     A Participant's Before-Tax Contributions ordinarily will not be taxed immediately as ordinary income so long as the Plan remains qualified under Sections 401(a) and 401(k) of the Code. However, a Participant's Before-Tax Contribution will be subject to Social Security taxes. In addition, if a portion of a Participant's Before-Tax Contributions are distributed to the Participant from the Plan to satisfy the discrimination requirements of Code Sections 401(k) or 401(m), or to satisfy the limits of Code Sections 415 or 402(g), such amounts will be currently taxable to the Participant. The 10% penalty tax (described below) will not apply to such corrective distributions.

     A Participant will not be taxed immediately on the Company's contributions to the Plan on the Participant's behalf or on dividends or other income received by the Trustee under the Plan that are credited to the Participant's Accounts so long as the Plan remains qualified under Section 401(a) of the Code. However, as described below, the Participant will be taxed on these amounts when they are actually distributed to the Participant.

WITHDRAWAL FROM BEFORE-TAX CONTRIBUTION ACCOUNTS OR ROLLOVER CONTRIBUTION
ACCOUNTS

     While employed by the Company, an employee has limited access to the amounts held in the Participant's Plan Account. If a Participant withdraws amounts from the Participant's Before-Tax Contribution Account or Rollover Contribution Account (as set forth in the Plan documents), the Participant will be taxed on the amount withdrawn. As a general rule, the Participant must include in the Participant's gross income in the year of withdrawal an amount equal to the amount of cash withdrawn plus the fair market value of the shares of MDC Stock, if any, withdrawn.

     However, if a Participant takes a "lump sum distribution," as defined in Code Section 402, from these accounts, the Participant must include in the Participant's gross income in the year of the distribution an amount equal to the amount of cash withdrawn plus the basis in the shares of MDC Stock distributed. The Participant may elect to include in the Participant's gross income in the year of the distribution the fair market value of the MDC Stock distributed instead of the Plan's basis in the MDC Stock. The Participant's basis in the MDC Stock is equal to the amount included in the Participant's gross income that is attributable to the MDC Stock.

     The amount included in the Participant's gross income will be taxed as ordinary income. If the Participant has not attained the age of 59 1/2 when the Participant makes the withdrawal, the Participant may also be subject to a 10% penalty tax. See "Penalty Tax on Early Distributions" below.

     The basis of any shares of MDC Stock withdrawn (except for MDC Stock withdrawn in a lump sum distribution), for purposes of determining gain or loss on a later taxable disposition of the shares, is equal to the fair market value of the shares distributed (divided by the number of shares distributed to determine the per share basis).

     The Participant's holding period will begin on the day following the date the Trustee gives the transfer agent irrevocable instructions to reissue the shares in the Participant's name.

PENALTY TAX

     If the Participant has not attained age 59 1/2 when the Participant makes the withdrawal, the Participant may also be subject to a 10% penalty tax. See "Penalty Tax on Early Distributions" below.

DISTRIBUTIONS PRIOR TO AGE 59 1/2

     If a Participant's employment is terminated by retirement, death, resignation or other termination of employment, cash and shares of MDC Stock distributed prior to the recipient's attaining age 59 1/2 will be taxed as described above under "Withdrawal from Before-Tax Contribution Accounts or Rollover Contribution Accounts." Certain distributions received prior to age
59 1/2 may also be subject to a 10% penalty tax. See "Penalty Tax on Early Distributions" below. If the distribution qualifies for "rollover" treatment (described below), the Participant may roll over the amounts distributed to an individual retirement arrangement ("IRA") or other qualified retirement plan and defer the income tax until the amounts are distributed from the IRA or other qualified plan.

DISTRIBUTIONS AFTER ATTAINMENT OF AGE 59 1/2

     If a Participant's employment with the Company is terminated on account of retirement, death, resignation or other termination of employment and the Participant receives a distribution of the entire amount in all of the Participant's accounts after the Participant attains age 59 1/2, or if the Participant receives a distribution of the entire amount in all of the Participant's accounts after the Participant attains age 59 1/2 whether or not the Participant has died, retired, became disabled, or otherwise terminated employment with the Company, amounts distributed that qualify as "lump sum distributions" may be eligible for special five-year forward averaging treatment, if the Participant so elects and if the Participant has participated in the Plan for at least five taxable years prior to the year of the distribution. If the Participant's Accounts were transferred directly from another qualified plan to this Plan, the Participant's years of participation in the other plan count toward satisfying the five-year requirement. A Participant may make only one such election in the Participant's lifetime. The Small Business Job Protection Act of 1996 (the "1996 Act") provides for the repeal of the five-year forward averaging provisions with respect to tax years beginning after December 31, 1999.

     A "lump sum distribution" is a distribution within one taxable year to the recipient of the balance to the credit of the Participant that becomes payable on account of death, retirement, other termination of employment or after the Participant attains age 59 1/2.

     The "net unrealized appreciation" on all shares of MDC Stock distributed in a lump sum distribution is not taxed at the time of distribution; however, subject to the Treasury Regulations, the recipient may elect to include the "net unrealized appreciation" in gross income at the time of the distribution. The basis of the shares is equal to the fair market value of the shares less the net unrealized appreciation that is excluded from income. The holding period begins on the day after the date the Trustee delivers irrevocable instructions to the transfer agent to reissue the shares in the name of the Participant.

     Any "net unrealized depreciation" is not recognized at the time of distribution, but will be recognized at the time the shares are disposed of in a taxable transaction. There will be "net unrealized depreciation" if the Plan Trustee's cost basis of all shares of MDC Stock exceeds the fair market value of all shares of MDC Stock. The basis of shares purchased with the Company's contributions and with dividends on the MDC Stock is equal to the fair market value of such shares. The holding period begins on the day after the date the Trustee delivers irrevocable instructions to the transfer agent to reissue the shares in the name of the Participant.

     If the distribution is not a lump sum distribution, the Participant will be subject to tax as described above under "Withdrawal from Before-Tax Contributions or Rollover Contribution Accounts."

SPECIAL TEN-YEAR AVERAGING ELECTION

     The Tax Reform Act of 1986 (the "Act") repealed special ten-year forward averaging treatment and capital gains treatment (phased out between 1987 and 1992) for lump sum distributions. However, the Act provides that if a Participant has attained age 50 before January 1, 1986, the Participant, upon receipt of a lump sum distribution (as defined above), may elect to have the distribution taxed using ten-year averaging (computed at the 1986 income tax rates). In the alternative, the Participant may elect to have the distribution taxed using five-year averaging (using the rates in effect for the year in which the distribution is received). A Participant (who has attained age 50 prior to January 1, 1986) may make this election without regard to whether the Participant has attained age 59 1/2. However, only one such election may be made in the Participant's lifetime, and if the Participant chooses to avail himself/herself of the special ten-year averaging election, the Participant may not use five-year averaging for any distribution received after attaining age
59 1/2. As described under "Distributions After Attainment of Age 59 1/2," the five-year forward averaging provisions have been repealed with respect to distributions occurring in tax years beginning after 1999.

PENALTY TAX ON EARLY DISTRIBUTIONS

     The Code imposes an additional tax on amounts withdrawn or distributed before the Participant attains age 59 1/2. The additional tax is equal to 10% of the taxable portion of the amount distributed. If the Participant elects to "roll over" all or any part of the taxable amount of a distribution that qualifies for rollover treatment, the additional 10% tax will not apply to the portion rolled over. There are several exceptions to the 10% penalty tax, which include the following: (1) amounts paid to a beneficiary or the estate of a Participant on or after the death of the Participant; (2) amounts paid on account of the Participant's having become disabled; (3) amounts paid on account of separation from Service after attainment of age 55; (4) amounts equal to the amount allowable as a medical expense deduction for the Participant; (5) amounts paid to an alternate payee under a qualified domestic relations order; and (6) amounts attributable to excess Before-Tax Contributions.

PENALTY TAX ON EXCESS DISTRIBUTIONS

     The Code imposes a 15% excise tax on "excess distributions." An "excess distribution" is a distribution in any calendar year (from qualified plans and from IRAs) that exceeds $112,500 (indexed annually for inflation) or $150,000, whichever is greater. For 1996, the indexed amount is $155,000. If the Participant qualifies for and elects lump sum treatment, the limit for the lump sum distribution is five times the annual amount listed above (e.g., for 1996 five times $155,000 equals $775,000). Certain amounts, such as amounts that are not included in gross income by reason of a rollover contribution, are excluded in computing the amount of the distribution. If the Participant elected that the 15% tax not apply to the present value of the Participant's Account balance on August 1, 1986, the annual distribution limitation will be at least $112,500 (as indexed for inflation). The 1996 Act has suspended the 15% excise tax on "excess distributions" with respect to such distributions that are made during calendar year 1997, 1998 and 1999.

ROLLOVERS AND INCOME TAX WITHHOLDING

     Although the amount that is distributed from the Plan is included in taxable income for the year of the distribution, if the distribution is a "rollover-eligible distribution" (discussed below), the recipient can postpone paying income tax on the distribution by making a "rollover" to an individual retirement account ("IRA") or another employer plan that accepts rollovers. A Participant who wishes to make a direct rollover must provide the Trustee with the name of the IRA trustee or custodian (or the name of the employer plan and the trustee for the employer plan) and other information the Trustee will need to make the direct rollover. The Trustee will either transfer the funds to the IRA or employer plan or will give the Participant a check payable to the IRA trustee or custodian or the trustee for the employer plan. If all of any part of the distribution is directly rolled over, the Participant will not pay tax on the part of the distribution that was rolled over until the amount is paid from the IRA or employer plan.

     If the amount is paid directly to the recipient, the Trustee is required by federal law to withhold federal income tax at the rate of 20% from any amount that is not directly rolled over. The recipient may roll over the amount paid to an IRA or employer plan within 60 days after receipt. The amount rolled over will not be subject to tax until it is paid from the IRA or the employer plan. The recipient can also roll over an amount equal to the 20% that was withheld. If the amount equal to the 20% withheld is not rolled over, that amount will be subject to income tax and, if the recipient is younger than 59 1/2 at the time of the distribution, it may be subject to the 10% penalty tax.

ROLLOVER ELIGIBLE DISTRIBUTIONS

     Most distributions from the Plan, including hardship withdrawals, may be rolled over. However, a few distributions may not be rolled over, including the following:

     - installments paid over a life or lives or over a single life expectancy or joint life expectancies;

     -    installments paid over a period of ten years or longer;

     - the amount that the Plan must distribute to the Participant after he reaches age 70 1/2; or

     - amounts that have already been subject to federal income tax (such as defaulted loans that were repaid).

     The Plan is required to withhold 20% from amounts paid directly only if the amount can be rolled over. For example, if the amounts paid are in five annual installments, the Plan must withhold 20% from each annual installment unless the installment is directly rolled over to an IRA or employer plan. On the other hand, if the distribution is paid in 10 annual installments, 20% withholding is not required and the recipient can choose to have no federal income tax withheld from the payments.

     For taxable distributions from qualified plans that are not eligible to be rolled over, the Code requires that federal income tax be withheld unless the Participant elects otherwise. Each recipient of a distribution must be given notice of the withholding requirement and the opportunity to have the Plan transfer the rollover-eligible part of the distribution to an IRA or other qualified plan and to elect out of withholding for the non-rollover-eligible portion of the distribution. Shares of MDC Stock that are distributed from the Plan will not be withheld, but any cash distributed is subject to withholding. In certain circumstances, all of the cash may be withheld (if the recipient does not elect otherwise) to satisfy the withholding obligation with respect to the entire distribution.

     Participant's will be given additional information concerning rollovers and withholding when they request a withdrawal or become eligible to receive a distribution from the Plan.

SALE OF MDC STOCK DISTRIBUTED FROM THE PLAN

     Upon a subsequent taxable disposition of the shares of MDC Stock, long-term capital gain will be recognized to the extent that the gain actually realized does not exceed any net unrealized appreciation that was excluded from income when the shares were distributed. Any gain realized in excess of the net unrealized appreciation will be taxed as long-term or short-term capital gain depending upon the Participant's holding period for the shares.

QUALIFIED STATUS

     The Company has received a determination letter dated August 2, 1995 from the Internal Revenue Service that the Plan in form is a qualified plan under
Section 401(a) of the Code. So long as the Plan remains qualified, the Company can deduct contributions made to the Plan regardless of whether such amounts are vested in the Participants.

                            WITHDRAWALS FROM THE PLAN

     While employed by the Company, an employee has limited access to the money in his Plan account. Unless the employee rolls over a withdrawal, it will generally be subject to federal income tax, and possibly a penalty tax if the employee is under the age of 59 1/2, as more fully described above in the Tax Effects section of this Prospectus. No more frequently than once in any 12 month period, a Participant may elect to withdraw cash from his account by following the procedures for making withdrawals as prescribed by the Plan Administrator, or by filing the appropriate form with the Plan Administrator. A Participant may not replace any amounts withdrawn. The amounts are determined in accordance with the following options:

     Rollover Account Withdrawals - A Participant may withdraw all or any portion of the amount allocated to the Participant's Rollover Account. A Rollover Account withdrawal shall not affect a Participant's ability to make or be eligible to receive other Contributions.

     Over Age 59 1/2 Withdrawals - A Participant who is employed by the Company and who has attained the age of 59 1/2 may withdraw all or any portion of the following fully vested accounts:

          Elective Deferral Contributions, including earnings
          Rollover Contributions, including earnings
          Discretionary Matching Contributions, including earnings Discretionary Contributions, including earnings

     An over age 59 1/2 withdrawal shall not affect a Participant's ability to make or be eligible to receive other Contributions. Subject to the above rules, withdrawals of shares of MDC Stock may be in the form of cash or shares.

HARDSHIP WITHDRAWAL

     A Participant may withdraw all or any amount from the vested portion of the Participant's Account no more than once in any 12 month period, notwithstanding any other withdrawal, upon a demonstration of serious financial hardship to the satisfaction of the Plan Administrator. Any contributions made by the Company designated as Qualified Nonelective Contributions and/or Qualified Matching Contributions and earnings thereon may not be withdrawn on the basis of hardship. Upon making a hardship withdrawal, the Participant may not make additional Before-Tax Contributions, for a period of 12 months after the date the withdrawal payment is made. The amount of the hardship withdrawal may not exceed the amount required to meet the Participant's immediate financial need. Hardship is defined as circumstances resulting from an immediate and heavy financial need attributable to:

     - Nonreimbursable medical expenses for the employee, spouse or dependents;

     - The cost of nonreimbursable tuition, room and board and books for post-secondary or preparatory school education for the employee, spouse or dependents;

     - The cost of purchasing a primary residence (excluding mortgage payments);

     - The payment of amounts necessary for the Participant to prevent losing his or her principal residence through eviction or foreclosure of the mortgage; and

     - Any other circumstance specifically permitted under Code Section 401(k)(2)(B)(l)(IV).

     In addition, Participants experiencing a serious financial hardship may request an in-service withdrawal of their Elective Deferral Contributions from the Participant's Account. In order to obtain such a withdrawal, the Participant must demonstrate to the Plan Administrator that the amount requested is necessary to satisfy the serious financial hardship. The Plan provides two alternative methods for making this demonstration. See the Plan documents for these methods.

LOANS

     Any Participant who is an active employee may apply for a loan from the vested interest in the Participant's Account. The maximum amount a Participant may borrow, subject to the limitations set forth below, is 50% of the Participant's entire vested interest. A Participant may have only one outstanding loan from the Plan. The minimum loan amount is $1,000 and the loan cannot exceed $50,000 minus any loan amounts repaid in the last 12 months. The Plan Administrator will determine what the appropriate interest rate will be at any given time by following procedures that consider interest rates issued by lending institutions under similar circumstances and the rates will remain fixed for the term of the loan.

     A Participant must repay the loan with interest pursuant to a monthly repayment schedule by means of payroll deduction. The maximum term for a loan is five years unless the proceeds of the loan are used to purchase the Participant's principal residence, in which case, the term may be longer. Upon termination of employment by a Participant for any reason, the entire outstanding loan balance will become immediately due and payable. Any amount not repaid will be treated as a distribution to the Participant. A loan is treated as in default if scheduled loan payments are not made when due or within a 30-day grace period. Once the default has become final, the entire unpaid principal and interest of the loan will be reported to the Internal Revenue Service as taxable income in the year of default.

DISTRIBUTIONS UPON TERMINATION

     In the event of termination of employment of a Participant for reasons other than death, if requested in writing by a Participant, the vested portion of the Participant's interest will be valued as soon as practicable following receipt of the request for distribution and will be distributed in the form of cash, an annuity, or a combination of these as soon as practicable. If a Participant does not earlier make a written request for distribution, the vested portion of the Participant's interest will be valued as soon as practicable following the later of the date of the Participant's termination of employment and attainment of age 62 and will be distributed in a cash lump sum as soon as practicable.

     If the value of a Participant's interest does not exceed $3,500, such interest will in all events be distributed as soon as practicable in a lump sum. If a Participant's vested and nonforfeitable interest in the Plan at the time of termination is zero, a Participant will be deemed to have received a distribution of such interest.

     If the termination of employment is by reason of death, the designated beneficiary will be paid in cash, an annuity, or a combination of both of these as soon as practicable after Participant's death, provided that in certain circumstances the beneficiary may delay distribution within limits established by the Code.

     If a Participant attains age 70 1/2 while still employed by the Company, distributions from the Participant's account will commence no later than April 1st immediately following the calendar year in which his 70 1/2 birthday occurs. However, if a Participant reaches age 70 1/2 before January 1, 1988 and was not a 5% owner of the Company during the Plan year in which the Participant reached age 66 1/2, nor was the Participant a 5% owner in later
Plan years, the Participant may defer the distribution until the April 1 date following the calendar year in which the Participant retires. The amount of such distributions will be the total value of his account, payable in a lump sum each year.

                             ASSIGNMENT OF INTERESTS

     Except as otherwise provided by law, a Participant's interest in the Plan cannot be sold, assigned, pledged or encumbered and any attempt to do so will be invalid. Notwithstanding this, a distribution of all or a part of a Participant's interest may be transferred as the result of a qualified domestic relations order.

                                  FORFEITURE

     If a Participant's service with the Company is terminated prior to the Participant's attainment of age 62 other than as a result of death, disability, retirement under a pension plan for the Company or change in control of the Company, any part of the Participant's interest which has not vested will be forfeited. The part of the Participant's interest attributable to his own Before-Tax Contributions and any rollover contributions are fully vested at all times. A Participant's interest attributable to Company matching contributions vests 20% after one year of service after the Participant becomes a Participant and increases 20% every year until Participant is fully vested after five years of participation in the Plan. Notwithstanding the foregoing, a Participant who completes five years of service will be 100% vested in the Participant's interest attributable to the Company's matching contributions regardless of the number of years the Participant was a Participant. The Plan also provides for full vesting attributable to matching Company contributions in certain other events, such as death or disability of the Participant or a change in the control of the Company (as defined in the Plan).

     If a Participant contributes in excess of a specified amount ($9,500.00 in calendar year 1996) and the excess amount is returned to the Participant, any matching contributions by the Company attributable to such return will be forfeited.

                                SALE OF STOCK

     Non-affiliates of the Company are free from restrictions on the resale of MDC Stock. Affiliates of the Company (directors, executive officers and persons who directly or indirectly through one or more intermediaries own or control more than 10% of the Company's common stock) are restricted in the resale of MDC Stock by the provisions of Rule 144 promulgated under the Securities Act of 1933. Restrictions include a limitation on the amount of MDC Stock that may be sold in a three-month period, a limitation on the manner of sale and an obligation to file a notice with the Securities and Exchange Commission. An affiliate also may sell MDC Stock pursuant to a separate, current registration statement. The Company is not required to file or maintain such a separate registration statement. Any affiliate of the Company who has a portion of his or her account balance in the MDC Stock Fund or who acquires MDC Stock under the Plan also is subject to Section 16(a) and 16(b) of the Securities Exchange Act of 1934. Affiliates may transfer funds out of the MDC Stock Fund or sell MDC Stock only in accordance with Company policy related to the timing of such actions.

                   CHARGES AND DEDUCTIONS AND LIENS THEREFOR

     The Trustee will be reimbursed for all expenses incurred in the performance of its duties. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws of any jurisdiction upon or in respect of the trust created or the Trust Fund or any money, property, or securities forming a part thereof will be paid by the Trustee from the Trust Fund and apportioned against the separate accounts pro rata unless paid by the Company. Participant's may be charged commissions for sales of their interest in the MDC Stock Fund. A processing fee will be charged Participant's who have a loan outstanding.

     No person has or may create a lien on any funds, securities or other property held under the Plan, except pursuant to a "qualified domestic relations order" or pursuant to a loan to a Participant under the Plan.

                        ADMINISTRATION OF THE PLAN

     The Plan is administered by a Committee established by the Board of Directors of the Company (the "Board"). The Committee acts as Plan Administrator under ERISA and has responsibility and authority for administration of the Plan, including establishing rules and regulations of the Plan, interpreting its provisions and construing its terms, and recommending amendments to the Plan. The Committee maintains separate accounts showing at all times the interest that is attributable to each Participant's specific contributions.

     The contributions to the Plan are made to the Trustee of the Plan and the assets of the Plan are held in trust pursuant to the terms of a trust agreement. The Trustee for the Plan is CG Trust Company, an Illinois Company, 525 West Monroe Street, Suite 1800, Chicago, IL 60661. The Company may revoke the trust agreement and replace the Trustee with a subsititute trustee at any time.

     Participant's may receive additional information regarding the Plan and its administrators by contacting the Company at 3600 S. Yosemite Street, Suite 900, Denver, CO 80237 (303) 773-1100.

                    AMENDMENT OR TERMINATION OF THE PLAN

     The Company may amend the Plan from time to time. The Company may not amend the Plan to reinvest in the Company any part of the Trust Fund or divert any part of the Trust Fund to purposes other than for the exclusive benefit of the Participants and their beneficiaries. The Company may not amend the Plan if the effect would deprive any Participant of his vested interest in the Trust Fund. The Committee may amend the Plan and Trust to the extent such amendment has no substantial adverse financial impact upon the Company or the Plan and to the extent such amendment satisfies the foregoing requirements.

     The Plan has no established termination date. The Company may terminate the Plan at any time in its discretion.

                    DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

     (2) The description of the Company's Common Stock contained in the Company's Form 8-A (File No. 1-8951).

     All documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (except those not deemed to be filed) prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part thereof from the date of the filing of such documents.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING BENEFICIAL OWNERS, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS), AS WELL AS THE LATEST ANNUAL REPORT, PROXY STATEMENTS AND OTHER COMMUNICATION DISTRIBUTED TO SECURITY HOLDERS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO M.D.C. HOLDINGS, INC.,
ATTENTION: DANIEL S. JAPHA, SECRETARY, 3600 S. YOSEMITE STREET, SUITE 900, DENVER, COLORADO 80237, TELEPHONE: (303) 773-1100.

                                    PART II

            INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The Company also incorporates by reference the description of its common stock contained in Form 8-A filed July 22, 1986 (File No. 1-8951). All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (excluding those portions deemed not to be filed), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes and empowers the Company to indemnify the directors, officers, employees and agents of the Company against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with the Company, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the Company in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation
Law of the State of Delaware.

     The Bylaws of the Company provide that the Company shall indemnify, in all respects and to the full extent authorized or permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of his being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding. Such indemnification of any person shall inure to the benefit of his heirs, executors and administrators.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

Exhibit Number           Description of Documents
--------------           ------------------------

      4.1 M.D.C. Holdings, Inc. 401(k) Savings Plan, as amended (incorporated herein by reference to Exhibit 10.31(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1992)

     4.2            Amendment to M.D.C. Holdings, Inc. 401(k) Savings Plan

     4.3            Second Amendment to M.D.C. Holdings, Inc. 401(k) Savings
                    Plan

     4.4            Trust Agreement establishing the M.D.C. Holdings, Inc.
                    Savings Plan Trust by and between M.D.C. Holdings, Inc. and CG Trust Company

     5.1            Opinion of Daniel S. Japha, Esq.

    23.1            Consent of Daniel S. Japha, Esq. (contained in Exhibit 5.1)

    23.2            Consent of Price Waterhouse LLP, Independent Accountants

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act.

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 20th day of February, 1997.

                                       M.D.C. HOLDINGS, INC.



                                       By: /s/ Paris G. Reece III
                                           -----------------------------------
                                           Paris G. Reece III
                                           Senior Vice President, Chief
                                           Financial Officer and Principal
                                           Accounting Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and/or directors of M.D.C. Holdings, Inc., by virtue of their signatures appearing below, hereby constitute and appoint Daniel S. Japha, Michael Touff and Paris G. Reece III, or any one of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement on Form S-8 in capacities set forth opposite their names on the signature page thereof and hereby ratify all that said attorney-in-fact may do by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                    Title                            Date
     ---------                    -----                            ----

/s/ Larry A. Mizel           Chairman of the Board            February 20, 1997
-------------------------    Directors, President and
Larry A. Mizel               Chief Executive Officer

/s/ David D. Mandarich       Executive Vice President -       February 20, 1997
-------------------------    Real Estate, Chief Operating
David D. Mandarich           Officer and Director


/s/ Paris G. Reece III       Senior Vice President,           February 20, 1997
-------------------------    Chief Financial Officer
Paris G. Reece III           and Principal Accounting
                             Officer


/s/ Steven J. Borick         Director                         February 20, 1997
-------------------------
Steven J. Borick


/s/ Gilbert Goldstein        Director                         February 20, 1997
-------------------------
Gilbert Goldstein


/s/ William B. Kemper        Director                         February 20, 1997
-------------------------
William B. Kemper


/s/ Herbert T. Buchwald      Director                         February 20, 1997
-------------------------
Herbert T. Buchwald